Exhibit 10.3

SECURITY PLEDGE AND CESSION

given by

KUNO FRICK FAMILIENSTIFTUNG

in favour of

NET1 HOLDINGS LI AG

with the main holder (hauptsächlicher Besitzer) being

BANK FRICK & CO. AG

1 PARTIES

1.1 The Parties to this Agreement are -

1.1.1 Kuno Frick Familienstiftung;

1.1.2 Net1 Holdings LI AG; and

1.1.3 Bank Frick & Co. AG.

1.2 The Parties agree as set out below.

2 INTERPRETATION

2.1 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

2.1.1 "Agreement" means this pledge and cession in security;

2.1.2 "Company" means Bank Frick & Co registered in the commercial register of Liechtenstein under FL-0001.548.501-4, a company with limited liability whose principal place of business is at Landstrasse 14, Post Box 43, FL-9496 Balzers, Liechtenstein;

2.1.3 "Condition Precedent" means the suspensive condition set out in clause 4.1;

2.1.4 "Creditor" means Net1 Holdings LI AG, a Liechtenstein Corporation (Aktiengesellschaft: public limited company), registered in the commercial register of Liechtenstein under number FL-0002.626.627-6, Landstrasse 14, 9496 Balzers, Liechtenstein;

2.1.5 "Distribution" means, in relation to the Company, any payment (whether in cash or in specie and whether by way of set-off, counterclaim or otherwise) by way of interest or principal (whether in respect of an inter-company loan or otherwise), dividend, redemption, fee, royalty or other distribution or payment (including by way of the repurchase of any shares) by or on behalf of the Company to or for the account of any shareholder of the Company;

2.1.6 "Main Agreement" means an agreement headed "Share Purchase Agreement" between the Creditor, the Pledgor and the Company, to be entered into contemporaneously with the entering into of this Agreement, in terms of which, among other things, the Creditor will sell the Pledged Shares to the Pledgor;

2.1.7 "Parties" means the parties to this Agreement;

2.1.8 "Pledged Shares" shall have the meaning given to the term "Sale Shares" in the Main Agreement;

2.1.9 "Pledgor" means Kuno Frick Familienstiftung, a Liechtenstein Foundation, registered in the commercial register of Liechtenstein under number FL - 0001.118.013-4, Landstrasse 14, Post Box 43, FL-9496 Balzers, Liechtenstein;

2.1.10 "Rights and Interests" means all of the Pledgor's rights of any nature whatsoever to and interests of any nature whatsoever in the Pledged Shares, whether actual, prospective or contingent, direct or indirect, whether a claim for the payment of money or for the performance of any other obligation, and whether or not the said rights and interests were within the contemplation of the Parties at the Signature Date;

2.1.11 "Secured Obligations" means any and all indebtedness or obligations of any nature whatsoever of the Pledgor (whether actual or contingent, present or future) to the Creditor from time to time in terms of the Main Agreement, including in respect of the principal amount, interest, costs, expenses, fees and the like; and

2.1.12 "Signature Date" means the date of signature of this Agreement by the Party signing last.

2.2 In this Agreement -

2.2.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2 an expression which denotes -

2.2.2.1 any gender includes the other genders;

2.2.2.2 a natural person includes a juristic person and vice versa;

2.2.2.3 the singular includes the plural and vice versa;

2.2.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3 Any reference in this Agreement to -

2.3.1 "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon Central European Standard Time;

2.3.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or legally proclaimed public holiday (being such in the Republic of South Africa and/or Liechtenstein from time to time);

2.3.3 "laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any governmental body; and the common law, and "law" shall have a similar meaning and

2.3.4 "person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4 The words "include" and "including" mean "include without limitation" and "including without limitation".  The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5 Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10 If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11 The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.12 No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.13 The use of any expression in this Agreement covering a process available under Liechtenstein law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.14 Any reference in this Agreement to "this Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.15 In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

3 INTRODUCTION

As security for the due performance of the Secured Obligations, the Pledgor has agreed to pledge all of the Pledged Shares and cede in securitatem debiti all of the Rights and Interests to the Creditor on the terms and conditions set out in this Agreement.

4 CONDITIONS PRECEDENT

4.1 Save for clauses 1 to 4, and clauses 22 to 29 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Condition Precedent that the Sale Agreement has been entered into by the parties thereto and has become unconditional in accordance with its terms, save in respect of any condition requiring that this Agreement becomes unconditional.

4.2 Unless the Condition Precedent has been fulfilled or waived, the provisions of this Agreement, save for clauses 1 to 4, and clauses 22 to 29 which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Condition Precedent.

5 PLEDGE AND CESSION

The Pledgor hereby pledges the Pledged Shares and, subject to clause 6.1, hereby cedes in securitatem debiti all of the Rights and Interests (but within the limitations of Art. 26a of the Banking Act), to the Creditor, as security for the due, proper and timeous payment and performance in full of the Secured Obligations, which pledge and cession the Creditor hereby accepts.

6 PERFECTION

6.1 The Pledgor shall deliver to the Creditor share transfer forms in respect of the Pledged Shares, in a form acceptable to the Creditor, duly completed and signed but undated and otherwise in blank as to the transferee but taking into account the limitations of Art. 26a of the Banking Act.

6.2  The Company, as depositary of the Pledged Shares, shall generally be responsible for the safekeeping of the pledged shares (and ensuring that the Pledged Shares are not in any way traded or disposed of without the express written consent of the Creditor) and to monitor compliance by the Pledgor with the provisions of this Agreement, including in respect of the monitoring of the securities deposit account of the Pledgor at the Company.

6.3 Should a realisation of the Pledged Shares become triggered in terms of this Agreement, the Company undertakes to support the Creditor by doing all such things as may be required to achieve a realisation of the Pledged Shares, without delay.

6.4 All documents required to be delivered by the Pledgor to the Creditor in order to enable the perfection of the pledge, shall be delivered to the Creditor on the Signature Date.

7 DISTRIBUTIONS AND VOTING

Notwithstanding that the rights to receive Distributions payable and to vote in respect of the Pledged Shares are ceded, in securitatem debiti, to the Creditor, as are all other rights attaching to the Pledged Shares, whilst this Agreement remains in force and provided that the Pledgor is not in breach of the Main Agreement or this Agreement, the Pledgor shall be entitled, subject to clause 13.6, to -

7.1 exercise all voting rights in respect of the Pledged Shares; and

7.2 receive all Distributions payable in respect of the Pledged Shares,

and no use will be made of the cession of the rights to Distributions or voting rights.

8 DURATION

This Agreement is a continuing covering security and will commence on the Signature Date and be and remain in force continuously until the Creditor has confirmed in writing that the Pledgor has fully and finally discharged the Secured Obligations (which the Creditor shall be obliged to do if it is factually correct), regardless of intermediate payment or discharge of the Secured Obligations in whole or in part.

9 WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

9.1 Each warranty, representation and undertaking set out in this Agreement shall be a separate warranty, representation and undertaking and shall in no way be limited or restricted by reference to or inference from the terms of any other warranty, representation and undertaking.

9.2 The Pledgor acknowledges that it makes the representations and gives the warranties and undertakings in this Agreement with the intention of inducing the Creditor to enter into this Agreement and the Secured Obligations and that the Creditor enters into this Agreement and the Secured Obligations on the basis of, and in full reliance on, each of such warranty, representation and undertaking.

9.3 The warranties, representations and undertakings set out below shall be continuing and shall be deemed to be repeated until the date upon which this Agreement terminates in accordance with clause 8.

9.4 The Pledgor hereby warrants to and in favour of the Creditor that -

9.4.1 it has the power to enter into and perform in terms of this Agreement and the transactions contemplated hereby and has taken all necessary corporate and other action (including, without limitation, the passing of all necessary resolutions of shareholders and/or directors) to authorise the entry into and performance of this Agreement and the transactions contemplated hereby in accordance with its terms;

9.4.2 this Agreement constitutes legal, valid and binding obligations on it in accordance with its terms;

9.4.3 it has a material interest in securing the Secured Obligations;

9.4.4 the entry into and performance by the Pledgor of its obligations in terms of this Agreement and the transactions contemplated hereby do not -

9.4.4.1 conflict with any law or regulation or any official or judicial order;

9.4.4.2 conflict with its constitutional documents;

9.4.4.3 conflict with any agreement or document to which it is a party or which is binding upon it or any of its assets; or

9.4.4.4 result in the creation or imposition of (or enforceability of) any encumbrance on any of its assets or the provisions of any agreement or document;

9.4.5 all authorisations, approvals, consents, licences, exemptions, filings, regulations, notarisations and other matters, official or otherwise, required of the Pledgor in connection with the entry into and performance by the Pledgor and the validity and enforceability against it of this Agreement have been obtained or effected and, if obtained and effected, are in full force and effect and all fees (if any) payable by the Pledgor in connection therewith, if due, have been paid and there has been no default in the performance of any of the terms or conditions thereof which is material to the effectiveness of any of the foregoing;

9.4.6 the assets of the Pledgor, fairly valued, exceed its liabilities;

9.4.7 the Pledged Shares pledged and the Rights and Interests ceded to the Creditor under this Agreement have not been pledged, ceded (either outright or as security), discounted, factored, mortgaged under notarial bond or otherwise disposed of or hypothecated to anyone else, and the Pledgor agrees, without prejudice to anything contained in this Agreement, that should it nevertheless transpire that it has at any time pledged, ceded or otherwise disposed of any of the right, title and interest in and to any of the Pledged Shares or the Rights and Interests, then this Agreement will operate as a pledge and cession of all the Pledgor's reversionary rights and all the Pledgor's remaining right, title and interest in and to the Pledged Shares or the Rights and Interests, including all the Pledgor's rights of action whatsoever against any prior cessionary, pledgee or other holder of such Pledged Shares or Rights and Interests for the time being; and

9.4.8 it is and will remain the sole and beneficial owner of all the Pledged Shares and the Rights and Interests to the exclusion of all others and no person will have an option or right of first refusal over the Pledged Shares and/or the Rights and Interests.

9.5 The Pledgor undertakes and agrees -

9.5.1 that it will not commit any wilful act nor suffer any wilful omission, and will not wilfully permit any other person to do any act or suffer any omission, which will have or may be calculated to have the effect of diminishing or adversely affecting the rights of the Creditor hereunder or the value or effectiveness of the Pledged Shares and/or the Rights and Interests;

9.5.2 not to exercise any and all rights in respect of the Pledged Shares and/or the Rights and Interests which it may have which will be in conflict with the rights of the Creditor in terms of this Agreement;

9.5.3 that it may not alienate, realise, negotiate, cede, assign, transfer or pledge or in any other manner encumber or deal in or with the Pledged Shares and/or the Rights and Interests without the prior written consent of the Creditor;

9.5.4 that upon receipt from the Creditor of notice in writing of the occurrence of any breach of the Secured Obligations and a failure to remedy such breach, it will forthwith pay over to the Creditor any interest, dividend or other benefits of any nature accrued and/or received in respect of the Pledged Shares and the Rights and Interests relating to the period after such breach, by depositing the same into a nominated account as the Creditor may from time to time direct in writing; and

9.5.5 to the extent possible, -

9.5.5.1 to prevent any variation of the rights relating to the Pledged Shares or any of them or the Rights and Interests which could diminish or adversely affect their value without the prior written consent of the Creditor;

9.5.5.2 not to authorise the creation of any additional shares of whatever description in the authorised share capital of the Company; and

9.5.5.3 to procure that the share capital of the Company will not, without the prior written consent of the Creditor, be repurchased, increased, reduced or otherwise altered, no unissued shares in the Company will be issued or consolidated, sub-divided or converted into another class.

9.6 The Pledgor hereby indemnifies the Creditor against any loss or damage that may be suffered by the Creditor arising from or in connection with a breach of any of the warranties and undertakings given in terms of this clause 9.

10 MAINTENANCE OF SECURITY

10.1 If, before the Creditor realises its security in terms of clause 13 -

10.1.1 a resolution is passed to the effect that the Company make a Distribution (other than a Distribution in the ordinary course) to its shareholders, the Creditor is hereby authorised, as true and lawful attorney, to accept and receive the amount of such Distribution for and on behalf of the Pledgor and to deposit same in an interest bearing account nominated by the Creditor;

10.1.2 the Company repurchases any or all of the Pledged Shares, the Creditor is hereby authorised, as true and lawful attorney, to accept and receive the consideration amount for and on behalf of the Pledgor and to deposit same in an interest bearing account nominated by the Creditor;

10.1.3 any offer is received by the Pledgor in its capacity as shareholder, which would, if accepted, result in a sale, share exchange or disposal of all or any of the Pledged Shares, it shall only be entitled to vote in favour of such offer and/or accept such offer with the prior written consent of the Creditor and -

10.1.3.1 the Creditor is hereby authorised, as true and lawful attorney to accept and receive the consideration for and on behalf of the Pledgor and to deposit same in an interest bearing account nominated by the Creditor; and

10.1.3.2 any shares acquired or received in exchange for any Pledged Shares shall automatically be subject to the terms of this Agreement and be deemed to constitute Pledged Shares; and

10.1.4 any of the Pledged Shares be sub-divided, consolidated or converted into any other shares, the sub-divided, consolidated or converted shares shall automatically be subject to the terms of this Agreement and be deemed to constitute Pledged Shares.

10.2 If any amount is deposited in an interest bearing account nominated by the Creditor pursuant to clause 10.1, such account and the funds standing to the balance thereof shall be deemed to be ceded and pledged to the Creditor as security for the Secured Obligations without further notice, on the same terms and conditions mutatis mutandis as the terms and conditions contained in this Agreement. It is specifically recorded that the Creditor shall be entitled to utilise all or any of the funds standing to the credit of such account to settle, pay and discharge any Secured Obligation which is due and payable and which the Pledgor fails to with comply with duly and punctually.

10.3 The Pledgor shall -

10.3.1 notify all persons required by the Creditor in writing that payment for, delivery of or performance in respect of the relevant Pledged Shares and/or Rights and Interests as contemplated in clause 10.1 must be made to the Creditor and that payment, delivery or performance to the Pledgor or to anyone else will not constitute valid payment, delivery or performance, and the Creditor shall be entitled to do likewise. The Pledgor shall on demand by the Creditor provide proof that such notification has been duly given.  Should the Pledgor fail to do so on demand, the Creditor shall be entitled to give such notifications on behalf of the Pledgor;

10.3.2 refuse to accept any payment, delivery or performance tendered in respect of any of the Pledged Shares and/or the Rights and Interests in the circumstances contemplated in clause 10.1 and order that such payment, delivery or performance be tendered to the Creditor; and

10.3.3 at its own cost, carry out any directions the Creditor may give in regard to implementing the provisions of this clause 10 and sign any document or do any other reasonable and lawful act necessary to give effect thereto.

11 FURTHER DOCUMENTS

The Pledgor hereby undertakes that, for so long as this Agreement is in force, the Pledgor will -

11.1 sign such further document/s as may be required by the Creditor to give effect to this Agreement; and

11.2 generally do everything that may be required by the Creditor for the purposes of and to give effect to this Agreement, failing which the Creditor may, if possible, attend thereto and recover from the Pledgor any reasonable expenses incurred in doing so.

12 ADDITIONAL SECURITY

This Agreement is in addition to and not in substitution for any other security held or hereafter to be held by the Creditor from the Pledgor or any third party in connection with the Secured Obligations or otherwise and the Creditor shall, without prejudice to its rights hereunder, be entitled to release any such additional security held by it.

13 REALISATION

13.1 Should the Pledgor be in breach of any of the Secured Obligations, the Main Agreement or this Agreement and fail to remedy such breach within the period allowed therefor (if any), the Creditor shall be entitled to pursue any remedy available to it in law including, but not limited to, any one of the forms of relief set out in clauses 13.2 to 13.6.

13.2 Without first obtaining an order of court, the Creditor shall, to the extent permitted in law, be entitled to -

13.2.1 exercise all the rights, powers and privileges attaching to the Pledged Shares and/or the Rights and Interests;

13.2.2 sell, assign, transfer or otherwise dispose of or realise the Pledged Shares and/or the Rights and Interests, or any of them, or to realise the underlying value of the Pledged Shares and/or the Rights and Interests in any such manner as may be lawful in terms of applicable laws (including banking laws), provided that should it be permitted in terms of applicable laws (including banking laws) to dispose of the Pledged Shares and/or the Rights and Interests to its holding company or any subsidiary of such holding company, such disposal will be at a market related price;

13.2.3 institute legal proceedings which it may deem necessary in connection therewith;

13.2.4 give good, valid and sufficient receipts and discharges for the purchase price or proceeds of the Pledged Shares and/or the Rights and Interests or the proceeds of the underlying assets; and

13.2.5 effect transfer of the Pledged Shares and/or convey valid title in the Rights and Interests on behalf of the Pledgor.

13.3 After payment of the Pledgor's indebtedness to the Creditor in respect of the Secured Obligations, and all costs and expenses in connection with such realisation and legal proceedings (including any stamp duty, securities transfer tax, uncertificated securities tax, transfer duty or any other tax that may be imposed), the balance, if any, of such proceeds will be paid to the Pledgor or its order.  In the event of such proceeds being insufficient to pay the Pledgor's indebtedness to the Creditor in respect of the Secured Obligations and the costs and expenses aforesaid, then the Pledgor undertakes to pay the shortfall on demand, as provided for in clause 15.

13.4 Notwithstanding any other provision of this Agreement, the Creditor shall be entitled at any time to sue for the recovery of the moneys remaining due and payable to the Creditor in respect of the Secured Obligations, or any portion thereof, and to obtain judgment and to attach and sell in execution the Pledged Shares, the Rights and Interests and any other property or effects belonging to the Pledgor, as may be necessary to settle the Pledgor's indebtedness to the Creditor in respect of the Secured Obligations.

13.5 If any of the provisions of this clause 13 are in conflict with any applicable law, or are held to be unenforceable or invalid for any reason whatsoever, this clause 13 shall, notwithstanding anything to the contrary contained herein, be construed as to entitle the Creditor to deal with its rights arising out of this Agreement in such manner as may be sanctioned or approved in terms of an order of court of competent jurisdiction.

13.6 The Parties agree that from the date of the breach of the Secured Obligations, and for as long as it continues, the Creditor shall be entitled to exercise the voting rights attaching to the Pledged Shares, and to receive all Distributions payable in respect of the Pledged Shares.

13.7 On the Creditor taking any action in terms of this clause 13, the Pledgor shall on demand by the Creditor -

13.7.1 notify all persons required by the Creditor in writing that payment for, delivery of or performance in respect of the relevant Pledged Shares and/or Rights and Interests must be made to the Creditor and that payment, delivery or performance to the Pledgor or to anyone else will not constitute valid payment, delivery or performance, and the Creditor shall be entitled to do likewise.  The Pledgor shall on demand by the Creditor provide proof that such notification has been duly given.  Should the Pledgor fail to do so on demand, the Creditor shall be entitled to give such notifications on behalf of the Pledgor;

13.7.2 refuse to accept any payment, delivery or performance tendered in respect of any of the Pledged Shares and/or the Rights and Interests and order that such payment, delivery or performance be tendered to the Creditor;

13.7.3 at its own cost, carry out any directions the Creditor may give in regard to the realisation of the Pledged Shares and/or the Rights and Interests and sign any document or do any other reasonable and lawful act necessary to vest the Pledged Shares and/or the Rights and Interests in the Creditor, to enable the sale or disposition of the Pledged Shares and/or the Rights and Interests, which may otherwise be necessary or required to perfect the pledge and cession created in this Agreement.

13.8 The Pledgor acknowledges that -

13.8.1 the secured rights granted by it in favour of the Creditor in terms of this Agreement are securities which underlie a transaction of a commercial nature;

13.8.2 the Secured Obligations are obligations and debt of a commercial nature;

13.8.3 the application of clause 13 in the circumstances prescribed therein, may confer upon the Creditor certain procedural advantages, which in the light of the commercial nature of the transactions secured by this Agreement are fair, reasonable and necessary to ensure that the Creditor does not suffer unfair commercial prejudice by being deprived of these procedural advantages; and

13.8.4 the Pledgor knows and understands the meaning, import and consequences of this Agreement and in particular clause 13.

13.9 None of the aforegoing shall prevent the Pledgor from applying to any court that has jurisdiction for appropriate relief in the circumstances, provided always that the terms of this Agreement shall apply as between the Parties.

13.10 Notwithstanding anything to the contrary contained in this Agreement, the Creditor shall not be obliged to take any particular steps to collect or otherwise enforce its rights in respect of the Pledged Shares and/or the Rights and Interests.

14 APPROPRIATION OF PROCEEDS

The Creditor may appropriate all amounts received pursuant to the collection, sale or other realisation of the Pledged Shares and/or the Rights and Interests to the repayment of amounts due and payable under the Secured Obligations in such manner as the Creditor in its sole discretion sees fit.

15 SHORTFALL

15.1 Should the value realised by the Creditor pursuant to clause 13 exceed the Pledgor's indebtedness to the Creditor in respect of the Secured Obligations as certified in accordance with clause 17.3, then the amount by which the value realised so exceeds such indebtedness will be paid by the Creditor to the Pledgor within 10 business days after such realisation is effected. Should the value realised be less than the Pledgor's indebtedness to the Creditor as so certified, then the Pledgor will be bound to pay to the Creditor the shortfall within 10 business days after the date of such realisation.

15.2 All payments to be made by the Pledgor to the Creditor in terms of this Agreement shall be made in the currency designated for payment under the Sale Agreement, free of exchange, any other costs, charges or expenses and without any deduction, set-off or counterclaim whatsoever.

16 BINDING NATURE

16.1 The Pledgor agrees that it will be bound in terms of this Agreement to the full extent thereof, despite the fact that -

16.1.1 any intended additional security from the Pledgor for the debts secured by this Agreement may not be obtained or may be released or may cease to be held for any other reason;

16.1.2 any document required to be delivered in terms of this Agreement has not been delivered;

16.1.3 the Creditor and the Pledgor may agree a variation or novation of the Secured Obligations or any of them;

16.1.4 the Creditor may grant any indulgences to the Pledgor or may not exercise any one or more of its rights hereunder or under the Secured Obligations, either timeously or at all; and

16.1.5 any other fact or circumstance may arise (including any act or omission by the Creditor) on which the Pledgor might otherwise be able to rely on as a defence based on waiver (other than an express written waiver) or estoppel.

16.2 If the Pledgor suffers any loss arising from any of the facts, circumstances, acts or omissions referred to in clause 16.1 above, the Pledgor will have no claim against the Creditor in respect thereof.

17 WAIVER AND INDEMNITY

The Pledgor hereby -

17.1 agrees that the Creditor shall not be responsible for any loss from the sale of the Pledged Shares and/or the Rights and Interests, howsoever arising, or for any reduction in the value of the Pledged Shares and/or the Rights and Interests;

17.2 absolves the Creditor from all liability whatsoever should it fail to collect any Distributions or other benefits (however named or described, without any exception) arising from or by virtue of the Pledged Shares and/or the Rights and Interests, or should it fail to take up any rights issued or granted in relation to the Pledged Shares and/or the Rights and Interests, or in any way fail or omit to protect its or the Pledgor's interests relating to the Pledged Shares and/or the Rights and Interests; and

17.3 absolves and indemnifies the Creditor and its directors, officers, employees, representatives and advisers from and against any loss or damage, whether direct or indirect, consequential or otherwise, suffered by the Pledgor arising from any cause in connection with this Agreement, whether the loss or damage results from contract, delict, negligence or any other cause and whether this Agreement has been terminated or not.

18 CERTIFICATE OF INDEBTEDNESS

The Pledgor agrees that the nature and amount of the Pledgor's indebtedness to the Creditor will at any time be presumed to be adequately proven by a written certificate signed by or on behalf of the Creditor, acting reasonably and in good faith, which certificate will constitute prima facie proof in any legal proceedings against the Pledgor of the contents thereof and of the amount of the Pledgor's indebtedness and the fact that such amount is due and payable.

19 RENUNCIATION OF BENEFITS

The Pledgor hereby renounces any benefits to which it may be entitled in law as a result of this Agreement including, without limitation, the benefits of the legal exceptions of no cause of debt (non causa debiti), no value received (non numeratae pecuniae), simultaneous citation and division of debt (de duobus vel pluribus reis debendi), error in calculation (errore calculi) and revision of accounts, insofar as they or any of them may be applicable. The Pledgor acknowledges that it is fully aware of the meaning and effect of those benefits and the renunciation thereof.

20 SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

21 NO CONDITIONS, WARRANTIES AND REPRESENTATIONS

No representations, promises or warranties have been made or given to the Pledgor by the Creditor or any other person in connection with this Agreement.

22 INDEPENDENT ADVICE

22.1 The Pledgor acknowledges and agrees that it has not relied in any way upon any information and/or advice given by the Creditor in the preparation, negotiation and/or implementation of this Agreement and has taken all reasonable actions to satisfy itself as to the consequences of entering into this Agreement.

22.2 The Pledgor acknowledges that -

22.2.1 it has been free to secure independent legal and other advice as to the nature and effect of all the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so; and

22.2.2 all of the provisions of this Agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are part of the overall intention of the Parties in connection with this Agreement.

23 NOTICES AND DOMICILIA

23.1 The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses -

Name	Physical Address	Email Address
Pledgor	Landstrasse 14	Mario.Frick@sfplex.li
	FL - 9496 Balzers	Roland.Frick@bankfrick.li

Marked for the attention of: Dr. Mario Frick and Roland Frick

Name	Physical Address	Email Address
Creditor	Landstrasse 14	alex.smith@net1.com
FL - 9496 Balzers

and to:

6th Floor, President Place
Cnr Jan Smuts Ave and Bolton Road
Rosebank
Johannesburg
2121
South Africa

Name	Physical Address	Email Address

Marked for the attention of: Alex Smith

Company	Landstrasse 14	Edi.woegerer@ bankfrick.li
	FL - 9496 Balzers	Kimsey.jordan@ bankfrick.li

Marked for the attention of: Geschäftsleitung

provided that a Party may change its domicilium to another physical address (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Party to that effect.  Such change of address will be effective 5 business days after receipt of the notice of the change.

23.2 All notices to be given in terms of this Agreement will be given in writing and will -

23.2.1 be delivered by hand or sent by email;

23.2.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery.  Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

23.2.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email.  Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

23.3 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 23.

24 ASSIGNMENT

24.1 Should the Creditor cede, delegate or assign any of its rights or obligations under the Main Agreement in accordance with its terms, the Creditor shall be entitled to cede, delegate or assign any of its rights or obligations under this Agreement without the consent of the Pledgor.

24.2 To the extent that any such cession, delegation or assignment results in a splitting of claims against the Pledgor, the Pledgor hereby consents to such splitting of claims.

24.3 Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by the Pledgor without the prior written consent of the Creditor.

25 BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

26 APPLICABLE LAW AND JURISDICTION

26.1 This Agreement and any claim arising out of or in connection therewith shall be governed by, and construed in accordance with, the substantive laws of Liechtenstein, excluding its rules on conflict of laws and excluding international treaties (in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980; CISG).

26.2 Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof as well as non-contractual claims, shall be resolved by arbitration in accordance with the Rules of Arbitration of the Liechtenstein Chamber of Commerce and Industry to the exclusion of the judicial authorities. The following specific rules are agreed on -

26.2.1 the number of arbitrators shall be one;

26.2.2 the seat of the arbitral tribunal shall be Balzers;

26.2.3 the arbitral proceedings shall be conducted in English; and

26.2.4 the amount in dispute for the calculation of fees and costs is uncapped.

27 GENERAL

27.1 Whole Agreement

27.1.1 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

27.1.2 This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

27.2 Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

27.3 No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Party in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party's rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.  Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

27.4 No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

27.5 Provisions Severable

All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other.  Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect.  The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

27.6 Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

27.7 No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior signed written consent of the other Party, save as otherwise provided herein.

27.8 Exclusion of Electronic Signature

The reference in clauses 27.2, 27.4 and 27.7 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

28 COSTS

28.1 Each Party will bear and pay its own legal costs and expenses of or incidental to the negotiation, drafting, preparation and implementation of this Agreement.

28.2 The Pledgor agrees and undertakes to reimburse the Creditor on demand with any and all costs and expenses (including legal costs on the scale as between attorney-and-own-client) which the Creditor may at any time incur in or about the exercise of any of the Creditor's rights in terms of this Agreement, including collection commission, tracing fees and other expenses in connection therewith.

29 SIGNATURE

29.1 This Agreement is signed by the Parties on the dates and at the places indicated below.

29.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

29.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.

29.4 The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

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Security Pledge and Cession Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

KUNO FRICK FAMILIENSTIFTUNG

/s/ Dr. Mario K. Frick

Name of Signatory: Dr. Mario K. Frick

Designation of Signatory: Board Member

Security Pledge and Cession Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

NET1 HOLDINGS LI AG

/s/ Dr. Mario K. Frick

Name of Signatory: Dr. Mario K. Frick

Designation of Signatory: Director

/s/ A.M.R. Smith

Name of Signatory: A.M.R. Smith

Designation of Signatory: Director

Security Pledge and Cession Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

BANK FRICK & CO AG

/s/ Melanie Mündle

Name of Signatory : Melanie Mündle

Designation of Signatory: CFO

/s/ Edi Wörgerer

Name of Signatory : Edi Wögerer

Designation of Signatory: CEO